Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2020 Financial Results
Atlanta - August 6, 2020 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2020.

Update from John Anzalone, Chief Executive Officer

“The Company's financial performance for the second quarter of 2020 continued to be driven by market disruption associated with the COVID-19 pandemic. Despite the disruption, we successfully increased liquidity and reduced leverage early in the second quarter through select dispositions of our credit investments. We repaid borrowings totaling $6.9 billion during the quarter.
“As of July 31, 2020, we have reduced our credit assets to $1.1 billion and our secured loans to $305.0 million. Positively, our remaining credit investments benefited from increased investor demand which contributed to book value. We plan to further reduce our exposure to credit assets in the second half of 2020 as the credit markets, which are supported by unprecedented government action, continue to stabilize.
“We have increased our Agency RMBS holdings to $2.2 billion as of July 31, 2020 and remain focused on hedging targeted portfolio risks and maintaining substantial liquidity. We believe the current market environment for Agency RMBS is attractive given a combination of reliable funding at attractive terms and continued support from the Federal Reserve’s asset purchase program. We expect our allocation to Agency RMBS to continue to grow as we reduce the size of our credit portfolio.”

1

Key performance indicators for the quarters ended June 30, 2020 and March 31, 2020 are summarized in the table below.

($ in millions, except share amounts)	Q2 ‘20	Q1 ‘20	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$1,905.6	$17,837.7	($15,932.1)
Average borrowings	$982.0	$16,532.0	($15,550.0)
Average stockholders' equity*	$796.8	$2,280.4	($1,483.6)

U.S. GAAP Financial Measures
Total interest income	$30.2	$186.7	($156.5)
Total interest expense	$0.4	$85.7	($85.3)
Net interest income	$29.7	$101.0	($71.3)
Total expenses	$13.9	$14.1	($0.2)
Net income (loss) attributable to common stockholders	($299.9)	($1,627.3)	$1,327.4

Average earning asset yields	6.33%	4.19%	2.14%
Average cost of funds	0.18%	2.07%	(1.89%)
Average net interest rate margin	6.15%	2.12%	4.03%

Period-end weighted average asset yields**	5.22%	4.55%	0.67%
Period-end weighted average cost of funds	0.62%	1.69%	(1.07%)
Period-end weighted average net interest rate margin	4.60%	2.86%	1.74%

Book value per common share***	$3.17	$5.02	($1.85)
Earnings (loss) per common share (basic)	($1.80)	($10.38)	$8.58
Earnings (loss) per common share (diluted)	($1.80)	($10.38)	$8.58
Debt-to-equity ratio	0.6x	5.4x	(4.8x)

Non-GAAP Financial Measures****
Effective interest income	$31.3	$191.4	($160.1)
Effective interest expense	$4.9	$83.8	($78.9)
Effective net interest income	$26.4	$107.6	($81.2)

Effective yield	6.57%	4.29%	2.28%
Effective cost of funds	2.01%	2.02%	(0.01%)
Effective interest rate margin	4.56%	2.27%	2.29%

* Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
** Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
*** Book value per common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**** Effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), and effective net interest income (and by calculation, effective interest rate margin) are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin).

2

Financial Summary
The Company's financial performance for the second quarter of 2020 continued to be driven by market disruption associated with the COVID-19 pandemic. During the quarter, the Company received proceeds of $6.9 billion from the sale of securities and repaid $6.3 billion of repurchase agreement borrowings and $610.0 million of secured loans. The Company reported a net loss attributable to common stockholders for the second quarter of 2020 of $299.9 million primarily due to a net loss on investments of $306.4 million and expenses of $13.9 million that was partially offset by net interest income of $29.7 million. Book value per common share for the second quarter of 2020 was also negatively impacted by a net loss on investments and declined to $3.17 per share compared to $5.02 in the first quarter of 2020.
Total average assets decreased to $1.9 billion from $17.8 billion in the first quarter of 2020, and total borrowings decreased to $982.0 million from $16.5 billion in the first quarter of 2020. The Company did not have any repurchase agreement borrowings as of June 30, 2020 and reduced its debt-to-equity ratio to 0.6x as of June 30, 2020 compared to 5.4x as of March 31, 2020.
Total expenses for the second quarter of 2020 decreased to approximately $13.9 million compared to $14.1 million for the first quarter of 2020. The Company's management fees declined to $9.8 million from $11.0 million in the first quarter of 2020 due to its lower equity base, but the decrease was partially offset by fees paid for third-party legal and advisory services in connection with navigating market disruption associated with the COVID-19 pandemic totaling $1.5 million. The ratio of annualized total expenses to average equity (1) increased to 6.96% compared to 2.47% for the first quarter of 2020 due to lower average stockholders' equity.
As of June 30, 2020, the Company's investment portfolio was $1.6 billion and primarily consisted of non-Agency CMBS and GSE CRT securities. The Company resumed investing in 30 year fixed-rate Agency RMBS specified pools in July 2020 and financed its purchases with repurchase agreements. As of July 31, 2020, the Company had a total investment portfolio, excluding cash, of approximately $3.3 billion consisting of 68% of Agency RMBS, 30% of commercial credit investments and 2% of residential credit investments. Approximately $473 million of the investment portfolio was unencumbered. As of July 31, 2020, the Company had a cash balance of $230.3 million, approximately $89.5 million of which was posted as collateral for derivatives and secured loans. The Company's total debt consisted of $2.1 billion of repurchase agreement borrowings that are collateralized by Agency RMBS and $305.0 million of secured loans that are collateralized by non-Agency CMBS and cash as of July 31, 2020.
As previously announced, the Company declared the following dividends on June 17, 2020: a common stock dividend of $0.02 per share paid on July 28, 2020 to stockholders of record on July 6, 2020 and a Series A Preferred Stock dividend of $0.4844 per share paid on July 27, 2020 to its stockholders of record as of July 1, 2020. The Company declared the following dividends on its Series B and Series C Preferred Stock on August 5, 2020 to its stockholders of record as of September 5, 2020: a Series B Preferred Stock dividend of $0.4844 per share payable on September 28, 2020 and a Series C Preferred Stock dividend of $0.46875 per share payable on September 28, 2020.

(1)The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

3

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, August 7, 2020, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free: 800-857-7465
International:  1-312-470-0052
Passcode:   Invesco

An audio replay will be available until 5:00 pm ET on August 21, 2020 by calling:

888-566-0439 (North America) or 1-203-369-3045 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our core earnings, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

4

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share amounts	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Interest Income
Mortgage-backed and credit risk transfer securities	29,628	185,536	200,737	215,164	386,229
Commercial and other loans	545	1,163	1,484	1,708	3,066
Total interest income	30,173	186,699	202,221	216,872	389,295
Interest Expense
Repurchase agreements (1)	(1,270)	79,042	117,978	77,772	219,853
Secured loans	1,712	6,646	11,258	8,358	22,402
Total interest expense	442	85,688	129,236	86,130	242,255
Net interest income	29,731	101,011	72,985	130,742	147,040
Other Income (loss)
Gain (loss) on investments, net	(306,366)	(755,483)	302,182	(1,061,849)	570,564
Equity in earnings (losses) of unconsolidated ventures	318	170	702	488	1,394
Gain (loss) on derivative instruments, net	(343)	(910,779)	(344,733)	(911,122)	(546,193)
Realized and unrealized credit derivative income (loss), net	(2,738)	(33,052)	(2,438)	(35,790)	5,446
Net gain (loss) on extinguishment of debt	3,701	(4,806)	—	(1,107)	—
Other investment income (loss), net	731	803	1,007	1,534	2,036
Total other income (loss)	(304,697)	(1,703,147)	(43,280)	(2,007,846)	33,247
Expenses
Management fee – related party	9,793	10,953	9,370	20,746	18,904
General and administrative	4,080	3,103	1,999	7,181	4,257
Total expenses	13,873	14,056	11,369	27,927	23,161
Net income (loss)	(288,839)	(1,616,192)	18,336	(1,905,031)	157,126
Dividends to preferred stockholders	11,106	11,107	11,106	22,213	22,213
Net income (loss) attributable to common stockholders	(299,945)	(1,627,299)	7,230	(1,927,244)	134,913
Earnings (loss) per share:
Net income attributable to common stockholders
Basic	(1.80)	(10.38)	0.06	(11.91)	1.08
Diluted	(1.80)	(10.38)	0.06	(11.91)	1.08

(1)Negative interest expense on repurchase agreements for the three months ended June 30, 2020 consists of $3.2 million of current period interest expense on repurchase agreements and $4.5 million of amortization of net deferred gains on de-designated interest rate swaps. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income (loss)	(288,839)	(1,616,192)	18,336	(1,905,031)	157,126
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(53,271)	(186,605)	47,188	(239,876)	99,537
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	34,782	36,957	(121)	71,739	10,026
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(4,503)	(10,067)	(5,916)	(14,570)	(11,767)
Currency translation adjustments on investment in unconsolidated venture	(388)	480	(320)	92	(596)
Total other comprehensive income (loss)	(23,380)	(159,235)	40,831	(182,615)	97,200
Comprehensive income (loss)	(312,219)	(1,775,427)	59,167	(2,087,646)	254,326
Less: Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)	(22,213)	(22,213)
Comprehensive income (loss) attributable to common stockholders	(323,325)	(1,786,534)	48,061	(2,109,859)	232,113

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	June 30, 2020	December 31, 2019
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $1,070,928 and $21,132,742, respectively)	1,584,158	21,771,786
Cash and cash equivalents	270,161	172,507
Restricted cash	1,409	116,995
Due from counterparties	—	32,568
Investment related receivable	14,232	67,976
Derivative assets, at fair value	—	18,533
Other assets (including pledged security of $44,654 as of December 31, 2019)	79,512	166,180
Total assets	1,949,472	22,346,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	—	17,532,303
Secured loans	740,000	1,650,000
Derivative liabilities, at fair value	507	352
Dividends payable	6,339	74,841
Investment related payable	31,500	99,561
Accrued interest payable	167	43,998
Collateral held payable	—	170
Accounts payable and accrued expenses	2,606	1,560
Due to affiliate	10,561	11,861
Other liabilities		—
Total liabilities	791,680	19,414,646
Commitments and contingencies (See Note 14) (1)
Stockholders' Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 181,327,368 and 144,256,357 shares issued and outstanding, respectively	1,813	1,443
Additional paid in capital	3,313,801	2,892,652
Accumulated other comprehensive income	106,348	288,963
Retained earnings (distributions in excess of earnings)	(2,827,494)	(814,483)
Total stockholders' equity	1,157,792	2,931,899
Total liabilities and stockholders' equity	1,949,472	22,346,545

(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

7

Non-GAAP Financial Measures
The Company has historically used the following non-GAAP financial measures to analyze its operating results and believes these financial measures have been useful to investors in assessing the Company's performance as further discussed below:
•core earnings (1) (and by calculation, core earnings per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•repurchase agreement debt-to-equity ratio
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yields),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio

The Company is not presenting core earnings for the three and six months ended June 30, 2020 because core earnings excludes the material adverse impact that the market disruption caused by the COVID-19 pandemic has had on the Company's financial condition. In addition, core earnings for the three and six months ended June 30, 2020 is not indicative of the reduced earnings potential of the Company's current investment portfolio. The Company intends to resume reporting core earnings when its presentation provides a useful measure of the portfolio’s earning capacity.

The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

(1)The Company has historically calculated core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net loss on extinguishment of debt..

8

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

9

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	June 30, 2020		March 31, 2020		June 30, 2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	30,173	6.33%	186,699	4.19%	202,221	3.89%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	1,127	0.24%	4,718	0.10%	5,300	0.10%
Effective interest income	31,300	6.57%	191,417	4.29%	207,521	3.99%

	Six Months Ended June 30,
	2020		2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	216,872	4.39%	389,295	3.90%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,845	0.12%	10,650	0.10%
Effective interest income	222,717	4.51%	399,945	4.00%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2020		March 31, 2020		June 30, 2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	442	0.18%	85,688	2.07%	129,236	2.73%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	4,503	1.83%	10,067	0.24%	5,916	0.13%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	—	—%	(11,924)	(0.29)%	(7,525)	(0.16)%
Effective interest expense	4,945	2.01%	83,831	2.02%	127,627	2.70%

	Six Months Ended June 30,
	2020		2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	86,130	1.97%	242,255	2.69%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	14,570	0.33%	11,767	0.13%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(11,924)	(0.27)%	(12,034)	(0.13)%
Effective interest expense	88,776	2.03%	241,988	2.69%

10

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2020		March 31, 2020		June 30, 2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	29,731	6.15%	101,011	2.12%	72,985	1.16%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,503)	(1.83)%	(10,067)	(0.24)%	(5,916)	(0.13)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	1,127	0.24%	4,718	0.10%	5,300	0.10%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	—	—%	11,924	0.29%	7,525	0.16%
Effective net interest income	26,355	4.56%	107,586	2.27%	79,894	1.29%

	Six Months Ended June 30,
	2020		2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	130,742	2.42%	147,040	1.21%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(14,570)	(0.33)%	(11,767)	(0.13)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,845	0.12%	10,650	0.10%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	11,924	0.27%	12,034	0.13%
Effective net interest income	133,941	2.48%	157,957	1.31%

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Average earning assets (1)	1,905,555	17,837,749	20,803,193	9,871,653	19,982,393
Average earning asset yields (2)	6.33%	4.19%	3.89%	4.39%	3.90%

Average borrowings (3)	981,992	16,531,997	18,908,927	8,756,995	17,983,666
Average cost of funds (4)	0.18%	2.07%	2.73%	1.97%	2.69%
(1)Average balances for each period are based on weighted month-end average earning assets.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense including amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings. All percentages are annualized.

11